Exhibit 99.1

FIRST LIGHT ACQUISITION GROUP, INC. ANNOUNCES APPROVAL OF EXTENSION AMENDMENT TO CERTIFICATE OF INCORPORATION

New York, New York – December 15, 2022 – First Light Acquisition Group, Inc. (NYSE: FLAG) (“FLAG”) today announced that its Board of Directors approved an extension of the date by which it has to consummate a business combination, allowing the Company to extend such date to March 14, 2023. This is consistent with the provisions approved by FLAG shareholders and published in the September 14, 2022 filing, which allow for the ability to extend for up to three additional times for three months each time, subject to the payment by FLAG’s sponsor of 1% of the amount on deposit in FLAG’s trust account for each extension (unless FLAG has filed a registration statement or proxy statement in connection with an initial business combination, in which case no extension fee would be required for such period). Accordingly, FLAG’s Trust Account has been funded with a payment of $415,626 for the extension period.

For more information, please contact:

FLAG Investor Relations

IR@firstlightacquisition.com

(202) 503-9255